April 18, 2016

Tony VanBrackle

9200 Burning Tree Road

Bethesda, MD 20817

Spindle Inc.

Board of Directors

8700 E. Vista Bonita Dr., STE 260

Scottsdale, AZ 85255

Dear Fellow Board Members:

Effective immediately, I hereby resign my position on the Board of Directors of Spindle Inc. I will continue to provide consulting services as outlined the consulting agreement dated November 1, 2015, and I am open to an appointment on the Board of Advisors.

Sincerely,

/s/ Tony VanBrackle

Tony VanBrackle